Exhibit 99.1

Codexis Reports Second Quarter 2022 Financial Results

Total Revenue up 51% and Product Revenue up 135% YOY

2022 Total Revenue Guidance of $135M-$141M,
Including Product Revenues of $112M-$118M

REDWOOD CITY Calif., August 4, 2022 -- Codexis, Inc. (NASDAQ: CDXS), a leading enzyme engineering company enabling the promise of synthetic biology, today announced financial results for the second quarter ended June 30, 2022 and provided a business update.

“We continue to make solid progress across Codexis’ many exciting growth drivers, and we are particularly pleased with the strength of our product revenue during the first half of 2022,” said John Nicols, President and CEO of Codexis. “We are encouraged by the robust product sales momentum seen in Codexis’ base of key customers in the sustainable manufacturing market, not only among our large pharmaceutical customers, but also within the food sector. In Life Science Tools, our collaborations with innovative partners like Molecular Assemblies, Inc. (MAI) and seqWell Inc. (seqWell) remain on track to leverage our CodeEvolver® platform in generating value for cutting-edge life science applications. We are also making steady advancements with our self-funded and customer-driven programs in the Biotherapeutics segment, where we are focused on harnessing the power of our platform as a drug discovery engine to build a high-value pipeline of oral biologic and gene therapy candidates.”

Mr. Nicols continued, “I am incredibly proud of what we have accomplished together over the past decade and believe our future is in excellent hands. We have built a highly responsive and strengthened organization, one that can quickly and reliably deliver enzymes to help our customers achieve their business objectives while also deftly adapting to meet new demands in an ever-changing business environment. As I take a step back to provide much needed support to my family, I am grateful to reflect on an incredibly fulfilling period leading this special company to new heights. I look forward to supporting Codexis as a Strategic Advisor and member of the Board, and I have no doubt that the business will continue to flourish under Stephen’s capable leadership.”

Key Performance Indicators and Recent Business Highlights

•Product revenues increased 135% to $34.6 million in the second quarter, primarily driven by revenue from sales of CDX-616 used in the manufacture of PAXLOVID™, Pfizer’s COVID-19 therapeutic. Codexis previously announced the Company has entered into a multi-year agreement with Pfizer for the supply of a proprietary high-performance enzyme used to manufacture a critical intermediate for nirmatrelvir, an active pharmaceutical ingredient (API) in PAXLOVID™.

•In the second quarter, Codexis had 18 customers who contributed over $100,000 in revenue, six of which contributed over $1 million in revenue.

•MAI and Codexis announced the execution of a Commercial License and Enzyme Supply Agreement, enabling MAI to utilize Codexis’ evolved terminal deoxynucleotidyl transferase (TdT) enzyme in MAI’s Fully Enzymatic Synthesis™ (or FES™) technology. The companies previously announced the successful development of this proprietary, high performing enzyme to deliver unparalleled coupling efficiency and the ability to more rapidly synthesize longer DNA sequences with fewer errors. MAI plans to provide select companies and institutions with access to a Key Customer Program slated to begin later this year with a full commercial launch planned in 2023.

•seqWell, a developer of transformative library preparation products for next generation sequencing applications, and Codexis announced a partnership and strategic investment. Codexis led seqWell’s Series C financing with a $5.0 million investment, and the companies plan to collaborate using Codexis’
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CodeEvolver® platform for enzyme optimization in seqWell’s growing portfolio of genomics workflow and library preparation products.

•The Company presented posters detailing three of its gene therapy programs at the American Society of Gene and Cell Therapy (ASGCT) 25th Annual Meeting in May. The pre-clinical data highlighted enzyme variants engineered with Codexis’ CodeEvolver® platform to offer potentially improved efficacy as compared to current enzymes when administered as transgenes in gene therapies for Hemophilia A, Fabry Disease, and Pompe Disease.

•Merck and Codexis published a paper in the peer-reviewed journal Science, detailing the development of a suite of enzymes and their application for site-selective synthesis of insulin bioconjugates. The publication describes the development and optimization of enzymes using Codexis’ proprietary CodeEvolver® technology platform.

Recent Corporate News

•The Board of Directors appointed Dr. Stephen Dilly, current Codexis Board member and biotechnology veteran, as the next President and CEO of Codexis, effective August 9, 2022. Dr. Dilly will succeed John Nicols, who will retire as President and CEO for family reasons after leading the Company’s transformation and subsequent growth for the last decade. Mr. Nicols will remain on Codexis’ Board through the annual meeting in June 2023 and will assume a new multi-year role as Strategic Advisor to provide ongoing support to the Company.

Pipeline Update

Codexis published its annual pipeline snapshot as of June 30, 2022, which is available on the Presentations page of the Company’s investor relations website. Highlights include:

•Total Number of Programs: The total number of commercial products and pipeline programs as of June 30, 2022 increased by over 20% to 94 from 78 a year ago.

•Commercial Products by Market: Codexis had 22 commercial products as of June 30, 2022 (up from 17 a year ago), with 14 in Pharma Manufacturing (up from 12), and 8 in Food and Life Science Tools (up from 5).

•Pre-Commercial Products by Market: The Company had 72 pre-commercial programs as of June 30, 2022 (up from 61 a year ago), with 23 in late-stage Pharma Manufacturing (down from 24 a year ago); 25 in Life Science Tools, Food & Industrials (up from 19); and 24 in Biotherapeutics (up from 18).

•Partnered Versus Self-Funded Programs: As of June 30, 2022, 46 of Codexis’ pre-commercial programs were partnered (up from 45 a year ago) and 26 were self-funded (up from 16).

Second Quarter 2022 Financial Highlights

•Total revenues for the second quarter 2022 were $38.4 million, an increase of 51% from $25.5 million in the second quarter 2021. On a segment basis, $36.5 million in revenue was from the Performance Enzymes segment and $1.9 million was from Biotherapeutics.

•Product revenues for the second quarter 2022 were $34.6 million compared to $14.7 million in the second quarter 2021; the increase was largely due to higher enzyme sales to Pfizer for PAXLOVID™ as well as strong sales to other key pharma manufacturing customers including Urovant Sciences.

•R&D revenues for the second quarter 2022 were $3.8 million compared to $10.7 million in the second quarter 2021; the decrease was driven by a mix of fewer new deals being signed in 2022 and lower-than-anticipated revenue from existing customers.

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•Product gross margin for the second quarter 2022 was 67% compared to 71% in the second quarter 2021. The decrease was driven by changes in product mix, variations in prices per volume sold, and higher shipping costs.

•R&D expenses for the second quarter 2022 were $19.1 million compared to $12.8 million in the second quarter 2021. The increase was primarily driven by increases in costs associated with higher headcount and salaries, as well as higher expenses for facilities, outside services, and lab supplies.

•Selling, General & Administrative expenses for the second quarter 2022 were $10.7 million, compared to $12.8 million in the second quarter 2021. The decrease was primarily driven by a decrease in legal fees due to the settlement of a trademark dispute and lower allocable expenses, partially offset by an increase in costs associated with a higher headcount and higher outside services.

•The net loss for the second quarter 2022 was $2.6 million, or $0.04 per share, compared to a net loss of $4.3 million, or $0.07 per share, for the second quarter 2021.

•As of June 30, 2022, the Company had $90.1 million in cash and cash equivalents, not including the $25.9 million retainer fee payment from Pfizer.

2022 Guidance

Codexis reiterates its financial guidance for 2022 issued on July 14, 2022, as follows:

•Total revenues are expected to be in the range of $135 million to $141 million.

•Product revenues are expected to be in the range of $112 million to $118 million, including approximately $75 million from Pfizer.

•Gross margin on product revenue is expected to be in the range of 65% to 70%.

In addition, Codexis expects that its existing cash and cash equivalents, combined with the Company’s future expectations for product revenues, R&D revenues, and expense management will be sufficient to fund its planned operations through the end of 2024.

Conference Call and Webcast

Codexis will hold a conference call and webcast today beginning at 4:30 p.m. ET. A live webcast and slide presentation to accompany the conference call will be available on the Investors section of Company website. The conference call dial-in numbers are 877-705-2976 for domestic callers and 201-689-8798 for international callers, and the passcode is 13730777.

A recording of the call will be available for 48 hours beginning approximately two hours after the completion of the call by dialing 877-660-6853 for domestic callers or 201-612-7415 for international callers. Please use the passcode 13726635 to access the recording. A webcast replay will be available on the Investors section of www.codexis.com for 30 days, beginning approximately two hours after the completion of the call.

About Codexis

Codexis is a leading enzyme engineering company leveraging its proprietary CodeEvolver® platform to discover and develop novel, high performance enzymes and biotherapeutics. Codexis enzymes have applications in the sustainable manufacturing of pharmaceuticals, food, and industrial products; in the creation of the next generation of life science tools; and as gene therapy and oral enzyme therapies. The Company’s unique performance enzymes drive improvements such as: reduced energy usage, waste generation and capital requirements; higher yields; higher fidelity diagnostics; and more efficacious therapeutics. Codexis enzymes enable the promise of synthetic biology to improve the health of people and the planet. For more information, visit www.codexis.com.
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Forward-Looking Statements

To the extent that statements contained in this press release are not descriptions of historical facts regarding Codexis, they are forward-looking statements reflecting the current beliefs and expectations of management made pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995, including, without limitation, Codexis’ expectations regarding sales of its proprietary enzymes to key customers in the sustainable manufacturing market, its collaborations with innovative partners like MAI and seqWell in life science applications, advancements and developments in our biotherapeutics segment, our updated financial guidance on 2022 total revenues, product revenues and gross margin on product revenues, and our expected availability of funds to support planned future operations. You should not place undue reliance on these forward-looking statements because they involve known and unknown risks, uncertainties and other factors that are, in some cases, beyond Codexis’ control and that could materially affect actual results. Factors that could materially affect actual results include, among others: we are dependent on a limited number of customers, including Pfizer; we are dependent on our collaborators, and our failure to successfully manage these relationships could prevent us from developing and commercializing many of our products, we or our customers may not be able to obtain regulatory approval for the use of our products in food and food ingredients, if required; our biotherapeutic programs are early stage, highly regulated and expensive; our ability to obtain additional development partners for the programs, to advance our product candidates to clinical trials and to ultimately receive regulatory approvals is highly uncertain; the regulatory approval processes of the U.S. Food and Drug Administration and comparable foreign authorities are lengthy, time consuming and inherently unpredictable, and if we are unable to obtain or maintain regulatory approval for our products and product candidates, our business will be substantially harmed; results of preclinical studies and early clinical trials of product candidates may not be predictive of results of later studies or trials; our product candidates may not have favorable results in later clinical trials, if any, or receive regulatory approval; if any of our product candidates do not work as intended or cause undesirable side effects, it could hinder or prevent receipt of regulatory approval or realization of commercial potential for them or our other product candidates and could substantially harm our business; and even if we obtain regulatory approval for any products that we develop alone or with collaborators, such products will remain subject to ongoing regulatory requirements, which may result in significant additional expense. Additional information about factors that could materially affect actual results can be found in Codexis’ Annual Report on Form 10-K filed with the Securities and Exchange Commission (“SEC”) on February 28, 2022 and in Codexis’ Quarterly Report on Form 10-Q filed with the SEC on May 9, 2022, including under the caption “Risk Factors,” and in Codexis’ other periodic reports filed with the SEC. Codexis expressly disclaims any intent or obligation to update these forward-looking statements, except as required by law.

Investor Relations Contact:

Argot Partners
Brendan Strong/Carrie McKim
(212) 600-1902
Codexis@argotpartners.com

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Codexis, Inc.
Condensed Consolidated Statements of Operations
(Unaudited)
(In Thousands, Except Per Share Amounts)

	Three Months Ended June 30,		Six Months Ended June 30,
	2022	2021	2022	2021
Revenues:
Product revenue	$34,645	$14,717	$65,335	$24,943
Research and development revenue	3,761	10,736	8,411	18,542
Total revenues	38,406	25,453	73,746	43,485
Costs and operating expenses:
Cost of product revenue	11,270	4,318	19,791	8,536
Research and development	19,089	12,826	38,590	24,397
Selling, general and administrative	10,656	12,795	26,360	24,193
Total costs and operating expenses	41,015	29,939	84,741	57,126
Loss from operations	(2,609)	(4,486)	(10,995)	(13,641)
Interest income	140	206	182	382
Other income (expense), net	(63)	23	(66)	(63)
Loss before income taxes	(2,532)	(4,257)	(10,879)	(13,322)
Provision for income taxes	108	8	117	11
Net loss	$(2,640)	$(4,265)	$(10,996)	$(13,333)

Net loss per share, basic and diluted	$(0.04)	$(0.07)	$(0.17)	$(0.21)

Weighted average common stock shares used in computing net loss per share, basic and diluted	65,288	64,434	65,193	64,363

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Codexis, Inc.
Condensed Consolidated Balance Sheets
(Unaudited)
(In Thousands)

	June 30, 2022	December 31, 2021
Assets
Current assets:
Cash and cash equivalents	$90,113	$116,797
Restricted cash, current	546	579
Financial assets:
Accounts receivable	29,200	24,953
Contract assets	11,287	4,557
Unbilled receivables	8,543	8,558
Total financial assets	49,030	38,068
Less: allowances	(109)	(416)
Total financial assets, net	48,921	37,652
Inventories	1,718	1,160
Prepaid expenses and other current assets	3,985	5,700
Total current assets	145,283	161,888
Restricted cash	1,520	1,519
Investment in non-marketable equity securities	19,302	14,002
Right-of-use assets - Operating leases, net	41,706	44,095
Right-of-use assets - Finance leases, net	—	17
Property and equipment, net	23,694	21,345
Goodwill	3,241	3,241
Other non-current assets	224	276
Total assets	$234,970	$246,383

Liabilities and Stockholders' Equity
Current liabilities:
Accounts payable	$2,015	$2,995
Accrued compensation	7,732	11,119
Other accrued liabilities	12,934	12,578
Current portion of lease obligations - Operating leases	5,103	4,093
Deferred revenue	2,230	2,586
Total current liabilities	30,014	33,371
Deferred revenue, net of current portion	3,151	3,749
Long-term lease obligations - Operating leases	41,006	43,561
Other long-term liabilities	1,340	1,311
Total liabilities	75,511	81,992

Stockholders' equity:
Common stock	6	6
Additional paid-in capital	558,147	552,083
Accumulated deficit	(398,694)	(387,698)
Total stockholders' equity	159,459	164,391
Total liabilities and stockholders' equity	$234,970	$246,383

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Codexis, Inc.
Segmented Information
(Unaudited)
(In Thousands)

	Three Months Ended June 30, 2022			Three Months Ended June 30, 2021
	Performance Enzymes	Novel Biotherapeutics	Total	Performance Enzymes	Novel Biotherapeutics	Total
Revenues:
Product revenue	$34,645	$—	$34,645	$14,717	$—	$14,717
Research and development revenue	1,885	1,876	3,761	6,868	3,868	10,736
Total revenues	36,530	1,876	38,406	21,585	3,868	25,453
Costs and operating expenses:
Cost of product revenue	11,270	—	11,270	4,318	—	4,318
Research and development(1)	6,929	11,078	18,007	5,057	7,194	12,251
Selling, general and administrative(1)	3,876	680	4,556	3,170	620	3,790
Total segment costs and operating expenses	22,075	11,758	33,833	12,545	7,814	20,359
Income (loss) from operations	$14,455	$(9,882)	4,573	$9,040	$(3,946)	5,094
Corporate costs(2)			(5,789)			(8,610)
Unallocated depreciation and amortization			(1,316)			(741)
Loss before income taxes			$(2,532)			$(4,257)

(1) Research and development expenses and selling, general and administrative expenses exclude depreciation and amortization of finance leases.
(2) Corporate costs include unallocated selling, general and administrative expense, interest income, and other income (expense), net.

	Six Months Ended June 30, 2022			Six Months Ended June 30, 2021
	Performance Enzymes	Novel Biotherapeutics	Total	Performance Enzymes	Novel Biotherapeutics	Total
Revenues:
Product revenue	$65,335	$—	$65,335	$24,943	$—	$24,943
Research and development revenue	4,294	4,117	8,411	10,872	7,670	18,542
Total revenues	69,629	4,117	73,746	35,815	7,670	43,485
Costs and operating expenses:
Cost of product revenue	19,791	—	19,791	8,536	—	8,536
Research and development(1)	13,051	23,424	36,475	11,502	11,799	23,301
Selling, general and administrative(1)	7,416	1,400	8,816	5,988	1,221	7,209
Total segment costs and operating expenses	40,258	24,824	65,082	26,026	13,020	39,046
Income (loss) from operations	$29,371	$(20,707)	8,664	$9,789	$(5,350)	4,439
Corporate costs(2)			(16,994)			(16,335)
Unallocated depreciation and amortization			(2,549)			(1,426)
Loss before income taxes			$(10,879)			$(13,322)

(1) Research and development expenses and selling, general and administrative expenses exclude depreciation and amortization of finance leases.
(2) Corporate costs include unallocated selling, general and administrative expense, interest income, and other income (expense), net.

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